Exhibit 10.1

Quantum eMotion Corp

EXECUTIVE COMPENSATION RECOVERY (CLAWBACK) POLICY

1. Purpose

This Executive Compensation Recovery Policy (the “Policy”) has been adopted by the Board of Directors (the “Board”) of Quantum eMotion Corp. (the “Company”) to comply with Section 10D of the U.S. Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated by the U.S. Securities and Exchange Commission, and Section 303A.14 of the NYSE American Company Guide. The Company is a foreign private issuer.

2. Administration

This Policy shall be administered by the Board or a committee designated by the Board. All determinations shall be final and binding.

3. Covered Executives

This Policy applies to all current and former Executive Officers as defined under Exchange Act Rule 16a-1(f), based on function rather than title.

4. Incentive-Based Compensation

Incentive-Based Compensation includes any compensation granted, earned, or vested based wholly or in part on financial reporting measures, including stock price or total shareholder return.

5. Triggering Event

Recovery is required following an accounting restatement due to material noncompliance with financial reporting requirements, including both “Big R” and “Little r” restatements.

6. Recovery Amount

The recoverable amount is the excess compensation received over what would have been received under restated results during the three completed fiscal years preceding the restatement trigger date.

7. No-Fault Recovery

Recovery is required without regard to fault, misconduct, or responsibility.

8. Method of Recovery

Recovery may be achieved through repayment, set-off, forfeiture, or other lawful means.

9. Impracticability Exceptions

Recovery is required unless impracticable because recovery costs exceed amounts or recovery would violate Canadian law in effect prior to November 28, 2022, supported by a legal opinion acceptable to NYSE American.

10. No Indemnification

The Company shall not indemnify or insure against recovery.

11. Effect on Other Agreements

This Policy supersedes conflicting provisions in any employment or compensation agreement, equity incentive plan, or award agreement.

12. Disclosure

This Policy shall be filed as an exhibit to the Company’s annual report on Form 40-F or Form 20-F, as applicable, and tagged in Inline XBRL.

13. Amendment

The Board may amend this Policy as necessary to maintain compliance with applicable law and exchange requirements.

14. Governing Law

This Policy shall be governed by the laws of the Province of Québec, Canada, to the extent not pre-empted by applicable U.S. federal securities laws.